EXHIBIT 10.1
LENDER ADDITION AGREEMENT
     THIS LENDER ADDITION AGREEMENT (the “Agreement"), dated as of April 22, 2008 is made and entered into among NVR MORTGAGE FINANCE, INC., a Virginia corporation (“Borrower"), U.S. BANK NATIONAL ASSOCIATION, as agent (“Agent"), and BANK OF AMERICA, N.A. (“Additional Lender").
RECITALS:
     A. Borrower, Agent and the Lenders that are parties thereto (the “Existing Lenders”) are parties to that certain Loan Agreement dated as of September 7, 1999 (as modified and amended to date, the “Loan Agreement").
     B. Borrower, Agent, the Existing Lenders and the Additional Lender now desire to amend the Loan Agreement to add the Additional Lender as a Lender party thereto.
AGREEMENT:
     In consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1. Definitions
     1.1 Incorporated Definitions. Capitalized terms used and not otherwise defined in this agreement have the meanings specified in the Loan Agreement.
     1.2 Other Defined Terms. As used in this agreement, the following terms have the meanings specified:
     “Additional Lender” has the meaning specified in the preamble of this agreement.
     “Adjustment Factor” means the fraction the numerator of which is equal to the number of days from the Execution Date to the Termination Date and the denominator of which is equal to 360.
     “Execution Date” means the date on which this agreement is actually executed and delivered by Borrower, Agent, the Existing Lenders and the Additional Lender, as set forth on the counterpart signature page of Agent.
     “Existing Advances” means, with respect to any Existing Lender, Advances by such Lender outstanding as of the beginning of business on the Execution Date.
     “Existing Lenders” has the meaning specified in Recital A of this agreement.
     “Loan Agreement” has the meaning specified in Recital A of this agreement.

Section 2 Fees and Getting to Pro-rata
     2.1 Payments to the Additional Lender. Borrower agrees to pay Agent for the account of the Additional Lender a facility fee on the Commitment Amount of the Additional Lender in an aggregate amount equal to the product of the Adjustment Factor and 0.125% of such Commitment Amount. Said fee shall be payable as set forth in Section 2.4(a) of the Loan Agreement. Borrower also agrees to pay to Agent for the account of the Additional Lender the monthly Non-usage Fee described in Section 2.4(f) of the Loan Agreement (i) in the amount of 0.185% per annum on the average unused amount of the aggregate Commitments during such month when usage is less than 35% of the aggregate Commitments and (ii) in the amount of 0.125% per annum on the average unused amount of the aggregate Commitments during such month when usage equals or is greater than 35% but not exceeding 50% of the aggregate Commitments. The Non-usage Fee shall be payable as described in such Section 2.4(f) of the Loan Agreement.
     2.2 Getting to Pro-rata. Notwithstanding the provisions of Sections 2.1, 2.7 and 2.9 of the Loan Agreement or any other provision of the Loan Documents to the contrary, until such time as the Additional Lender and the Existing Lenders have Advances outstanding in amounts proportionate to their respective Commitments, (a) all repayments of outstanding Advances shall be applied pro-rata to the outstanding Advances of the Existing Lenders in accordance with the amounts thereof and (b) all new Advances shall be funded solely by the Additional Lender.
Section 3 Concerning the Additional Lender
     3.1 Commitment. The Commitment of the Additional Lender shall be THIRTY MILLION AND NO/100 DOLLARS ($30,000,000.00) (including the amount assigned by U.S. Bank to the Additional Lender). Schedule 1.1(a) of the Loan Agreement is hereby amended to read as set forth on Schedule 1.1(a) attached hereto which is substituted as Schedule 1.1(a) to the Loan Agreement.
     3.2 Status as a Lender. Effective upon the Execution Date, the Additional Lender shall be a Lender under the Loan Agreement and shall have all of the rights, privileges and benefits of a Lender under the Loan Agreement and the Loan Documents and shall have all of the duties of a Lender thereunder, in each case as if the Additional Lender had been a Lender initially a party of the Loan Agreement.
     3.3 Condition Precedent. The inclusion of the Additional Lender as a Lender and the obligation of the Additional Lender to make its initial Advance shall be subject to the following conditions precedent:
     (a) Delivery to Agent of the following documents in a quantity sufficient that Agent, Borrower, each Existing Lender and the Additional Lender may each have a fully executed original of each of such documents other than the Additional Lender’s Note:
i.	this agreement duly executed by Borrower, Agent and the Additional Lender;

ii.	the Additional Lender’s Note in the principal amount of its Commitment Amount duly executed by Borrower;

iii.	a certificate of the Secretary or Assistant Secretary of Borrower setting forth (i) resolutions of Borrower’s board of directors authorizing the execution, delivery and performance of this agreement and the Additional Lender’s Note and identifying the officers of Borrower authorized to sign such instruments, and (ii) specimen signatures of the officers so authorized; and

iv.	such other documents, including opinions of counsel, as Agent or the Additional Lender may reasonably request;
     (b) payment by Borrower to Agent of any fee then due Agent in connection with the Additional Lender under Section 2.4(b) of the Loan Agreement.

     3.4 Additional Lender Credit Decision. The Additional Lender acknowledges that it has, independently and without reliance upon Agent or any Existing Lender and based on the financial statements referred to in Sections 5.7 and 6.1 of the Loan Agreement and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this agreement. The Additional Lender also agrees that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement.
Section 4 Miscellaneous
     4.1 Ratifications. The terms and provisions set forth in this agreement shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and the other Loan Documents and except as expressly modified and superseded by this agreement, the terms and provisions of the Loan Agreement and each other Loan Document are ratified and confirmed and shall continue in full force and effect.
     4.2 Borrower Representations and Warranties. Borrower hereby represents and warrants that the representations and warranties set forth in Section 5 of the Loan Agreement are true and correct in all material respects with the same force and effect on and as of the date hereof as though made as of the date hereof except to the extent such representations and warranties by their terms are made as of a specific date and except for changes that are permitted by the terms of the Loan Agreement.
     4.3 Additional Lender Representations and Warranties. The Additional Lender hereby represents and warrants that the representations and warranties set forth in Section 11.12 of the Loan Agreement are true and correct as applied to the Additional Lender.
     4.4 Survival. The representations and warranties made by Borrower in this agreement shall survive the execution and delivery of this agreement, and the funding of the Additional Lender’s initial Advance.
     4.5 Reference to Loan Agreement. Each of the Loan Documents, including the Loan Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Loan Agreement shall mean a reference to the Loan Agreement as modified hereby.
     4.6 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.
     4.7 Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of Agent, the Existing Lenders, the Additional Lender, Borrower and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of each of the Lenders.
     4.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.
     4.9 Headings. The headings, captions, and arrangements used in this agreement are for convenience only and shall not affect the interpretation of this agreement.
     4.10 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

BORROWER:
EXECUTION DATE:
April 22, 2008	NVR MORTGAGE FINANCE, INC.

By:	/s/ William J. Inman
	Name:	William J. Inman
	Title:	President, NVR Mortgage Finance, Inc.

ADDITIONAL LENDER: BANK OF AMERICA, N.A.
By:	/s/ Stefanie Brown
	Name:	Stefanie Brown
	Title:	Vice President

AGENT and an EXISTING LENDER : U.S. BANK NATIONAL ASSOCIATION
By:	/s/ William Umscheid
	Name:	William Umscheid
	Title:	Vice President

Schedule 1.1(a)
Commitment Schedule as of the April 22, 2008

Commitment
Lender	Amount
U.S. Bank National Association Mortgage Banking Services U.S. Bank Place 800 Nicollet Mall Mail Station BC-MN-H03B Minneapolis, Minnesota 55402 Attention: William Umscheid Telephone: 612-303-3575 Telecopy: 612-303-2253	$50,000,000

Comerica Bank Comerica Tower at Detroit Center 500 Woodward Avenue Detroit, MI 48226 Attention: Heather D. Slapak Telephone: 313-222-5740 Telecopy: 313-222-9295	$30,000,000

National City Bank 101 South 5th Street Louisville, KY 40202 Attention: Mary Jo Reiss Telephone: 502-581-4197 Telecopy: 502-581-4154	$25,000,000

Washington Mutual Bank FA 20 North Wacker Drive, Suite 3410 Chicago, IL 60606 Attn: Rodney Davis Telecopy: 312-782-3731	$14,250,000

Bank of America, N.A. 901 Main Street TX1-492-64-01 Dallas, TX 75202 Attention: Paula Laesch Telephone: 214-209-9011 Telecopy: 214-209-0604	$30,000,000

TOTAL	$149,250,000

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